UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2007
ISOTIS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33272	20-5825634

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2 Goodyear
Irvine, California 92618
(Address of Principal Executive Offices)(Zip Code)

(949) 595-8710
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.
     On April 24, 2007, IsoTis, Inc. (the “Company”), IsoTis N.V. (“N.V.”), OctoPlus N.V. (“OctoPlus”) and Chienna B.V., a subsidiary of OctoPlus (“Chienna”), entered into a Transfer and License Agreement (the “License Agreement”) for the Company’s PolyActive technology. The PolyActive technology relates to the use of a Poly multi-block copolymer in various medical devices and applications, and the Company currently uses this technology in its SynPlug product.
     Pursuant to the License Agreement, N.V. transferred and assigned all of its rights in PolyActive technology to OctoPlus. In return, Company obtained an exclusive, world-wide, royalty-free license to make, use, sell, market and develop plugs, fillers and cement restrictors, including SynPlug, that incorporate PolyActive technology. The Company also obtained an exclusive, unlimited, world-wide, perpetual, royalty-free license of the PolyActive technology, with the right to grant sub-licenses, to make, use, sell, market and develop a medical device to be used to measure or monitor blood glucose. In addition to the license, the Company also obtained a right of first refusal to license any and all future patents and patent applications developed by OctoPlus and relating to the PolyActive technologies.
     Additionally, pursuant to the terms of the License Agreement, the Company is required to supply to OctoPlus sufficient quantities of PolyActive either through its own production equipment or through a third party supplier. The Company has agreed that it will not, and will ensure that any third party who acquires the Company’s production equipment will not, provide PolyActive to any third party outside the scope of the Company’s rights under the License Agreement without the prior consent of OctoPlus.
     In consideration for the transfer and assignment of the rights pursuant to the License Agreement, OctoPlus agreed to pay the Company an initial payment of 1,250,000 EUR (approximately USD $1.7 million). In addition, OctoPlus is to pay the Company and N.V. a royalty based on the milestone and royalty payments received by OctoPlus on sales of its Locteron product and on sales of other pharmaceutical products based on the PolyActive technology. The License Agreement is effective as of April 1, 2007 and will not terminate until the last of the rights licensed to Company expire under the License Agreement, except in certain limited circumstances, including breach of the terms of the license.

SIGNATURES
     We have authorized the person whose signature appears below to sign this report on our behalf, in accordance with the Securities Exchange Act of 1934.

Date: April 30, 2007	ISOTIS, INC. (registrant)
	By:	/s/ Robert J. Morocco
Robert J.Morocco
Chief Financial Officer, Senior Vice President, Secretary & Treasurer